CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-254664) (the “Registration Statement”) of our report dated April 25, 2022 relating to the statutory basis financial statements of American General Life Insurance Company. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 10, 2022